IntelGenx Reports Record 2015 Financial Results

Saint Laurent, Quebec, March 22, 2016 - IntelGenx Corp. (TSX-V: IGX) (OTCQX: IGXT) (the “Company” or “IntelGenx”) today reported financial results for the three and twelve-month periods ended December 31, 2015. All amounts are in U.S. Dollars unless otherwise stated.

2015 Fourth Quarter Financial Highlights:

•	Revenues reached $1.5 million, an increase of 82% over the same period last year
•	Net comprehensive income was $233 thousand, compared to a net comprehensive loss of ($339 thousand) over the same period last year
•	Adjusted EBITDA was $429 thousand, compared to a negative ($225 thousand) over the same period last year
•	Cash and cash equivalents totaled $2.87 million as at December 31, 2015

2015 Twelve-Month Financial Highlights:

•	Revenue was $5.1 million, an increase of 207% over the same period last year
•	Net comprehensive income was $800 thousand, compared to a net comprehensive loss of ($2.2 million) over the same period last year
•	Adjusted EBITDA was $1.7 million, compared to a negative ($1.6 million) over the same period last year

Recent Operational Highlights:

•	Net sales of Forfivo XL® continued to improve significantly in the fourth quarter of 2015 by 24% to $3 million ($5.4 million gross) compared to the third quarter of 2015
•	For the past twelve months, net sales of Forfivo XL® totaled $9.3 million ($17.4 million gross), an increase of 102% compared to the twelve-month period in 2014
•	Received the remaining $2 million milestone payment from Edgemont Pharmaceuticals
•	Construction completed of IntelGenx’ new state-of-the-art manufacturing and laboratory facilities which are expected to be fully operational by 2017

“We are most pleased with the record results and progress we have made as an organization in 2015,” said Dr. Horst G. Zerbe, President and CEO of IntelGenx. “Our continued sales growth of Forfivo has enabled us to achieve two consecutive quarters of profitability. We have invested these profits back into transforming IntelGenx by building a stronger management team with the clear goal of accelerating the execution of our business plan coupled with the completion of the construction of our state-of-the-art manufacturing facilities. Both these strategic initiatives will enable us to become a global leader in pharmaceutical oral film development and manufacturing.”

Financial Results:

Total revenues for the three-month period ended December 31, 2015 amounted to $1.5 million, representing an increase of $677 thousand or 82% compared to $825 thousand for the three-month period ended December 31, 2014. Total revenues for the twelve-month period ended December 31, 2015 amounted to $5.1 million representing an increase of $3.4 million or 207% compared to $1.7 million for the twelve-month period ended December 31, 2014. The increases for the three-month and twelve-month periods ended December 31, 2015 compared to the last year’s corresponding periods are mainly attributable to the attainment of milestones, totaling $2.7 million from IntelGenx’ licensing partner Edgemont. The milestone was triggered by Edgemont reaching in July 2015, $7 million of cumulative net trade sales of Forfivo XL® over the preceding 12 months. From the $2.7 million milestones, $1 million was received in the third quarter. From the remaining balance, $1 million was received in the fourth quarter and $1 million was received in the first quarter of 2016, with revenue to be recognized in the first quarter of 2016 of $333 thousand. Nevertheless, 3/6 of the $2 million was recognized as revenue in the fourth quarter and 5/6 of the $2 million was recognized as revenue in the twelve-month period ended December 31, 2015.

Operating costs and expenses were $3.71 million for the twelve-month period of 2015, versus $3.44 million for the corresponding period of 2014.

For the twelve-month period of 2015, the Company generated operating income of $1.4 million compared to an operating loss of ($1.8 million) for the comparable period of 2014.

Net comprehensive income was $800 thousand or $0.01 on a basic and diluted per share basis for the twelve-month period of 2015 compared to a net comprehensive loss of ($2.2 million) or ($0.03) on a basic and diluted per share basis for the comparable period of 2014.

“We are focused on a strong financial discipline in managing our expenses and ensuring high standards of financial controls be implemented throughout the organization,” said Mr. Andre Godin, Executive Vice-President and CFO of IntelGenx. “We are committed to working at building the visibility of the corporation in the marketplace.”

Cash on hand as at December 31, 2015 was $2.87 million, representing a decrease of ($1.53 million) compared with the balance of $4.4 million as at December 31, 2014. The decrease in cash relates primarily to the investments made into our state-of-the-art manufacturing and laboratory facilities.

Conference Call Notice:

IntelGenx will host a conference call to discuss its fourth quarter and 2015 full-year financial results on Wednesday, March 23, 2016 at 9:00 a.m. ET. The dial-in number for the conference call is (877) 201-0168 (Canada and United States) or (647) 788-4901 (International), conference ID 23765170. The call will be audio-cast live and archived for twelve months at www.intelgenx.com.

Annual Filings:

The annual report on Form 10-K and financial statements for the year ended December 31, 2015, will be filed with the United States Securities and Exchange Commission and the Canadian Securities regulatory authorities on or before March 30, 2016.

About IntelGenx:

IntelGenx is a leading drug delivery company focused on the development of innovative products based on its proprietary oral drug delivery technologies.

Established in 2003, the Montreal-based company, listed on the TSX-V and OTC-QX, develops innovative oral drug delivery solutions based on its proprietary platform technologies, VersaFilmTM, VersaTabTM and AdVersaTM.

IntelGenx has developed a broad and diverse product portfolio addressing unmet market needs and offering lifecycle management opportunities. Forfivo XLTM, launched in 2012, is the first and only FDA approved once-daily bupropion HCl 450mg dose in a single tablet for the treatment of major depressive disorder.

IntelGenx highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, clinical monitoring, IP protection, analytical method development and regulatory services. IntelGenx state-of-the art manufacturing facility, established for the VersaFilmTM technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to our clients. More information is available about the company at: www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

Source: IntelGenx Technologies Corp.

For more information, please contact:
Edward Miller
Director, Investor Relations and Corporate Communications IntelGenx Corp.
T: +1 514-331-7440 (ext. 217)
edward@intelgenx.com